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                                                                    EXHIBIT 4.13

                                 AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of July 14, 2000 (this AMENDMENT NO. 1) between: HOLLY CORPORATION, NAVAJO REFINING COMPANY, BLACK EAGLE, INC., NAVAJO CORP., NAVAJO SOUTHERN, INC., NAVAJO NORTHERN, INC., LOREFCO, INC. NAVAJO CRUDE OIL PURCHASING, INC., NAVAJO HOLDINGS, INC., HOLLY PETROLEUM, INC., NAVAJO PIPELINE CO., LEA REFINING COMPANY, NAVAJO WESTERN ASPHALT COMPANY, and MONTANA REFINING COMPANY, A PARTNERSHIP, as Borrowers and Guarantors, the BANKS listed on the signature pages hereof, CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent, CIBC INC. as Collateral Agent, FLEET NATIONAL BANK (formerly known as Bank Boston Corp.), as Collateral Monitor and Documentation Agent, and CIBC WORLD MARKETS CORP., as Sole Lead Arranger and Bookrunner.

WHEREAS

(A) The parties hereto are party to an Amended and Restated Credit and Reimbursement Agreement dated as of April 14, 2000 (as in effect on the date hereof, the CREDIT AGREEMENT), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Borrowers in an aggregate principal or face amount not exceeding $100,000,000.

(B) The parties hereto wish to amend the Credit Agreement, and accordingly, the parties hereto hereby agree as follows:

DEFINITIONS

1. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

AMENDMENTS

2.   Subject to the satisfaction of the conditions precedent set forth in
Section 4 below, the Credit Agreement shall be amended as follows effective immediately on the date hereof upon the execution and delivery of this Agreement No. 1 by the parties hereto:

A. References in the Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement, as amended hereby and as the same may from time to time be further amended or supplemented.

B. Section 5.7 of the Credit Agreement is amended by: (i) in Section 5.7(f)(iii), deleting the word "and" after the phrase "in the Refinery Investment;"; (ii) changing the reference to Section 5.7"(g)" to Section 5.7"(h)"; (iii) deleting the word "or" after "(e)" in Section 5.7(h) and replacing it with "," and adding


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         "or (g)" after "(f)" in Section 5.7(h); and (iv) adding the following after Section 5.7(f)(iii):


         "(g) Investments in an asphalt joint venture between Navajo Refining Company and Koch Materials Company, PROVIDED that the assets to be contributed by Navajo Refining Company shall only include (i) the assets to be contributed by Navajo Refining Company listed in Exhibit A to the letter agreement regarding the proposed asphalt joint venture between Navajo Refining Company and Koch Materials Company dated March 23, 2000, (ii)(x) cash and (y) Navajo Refining Company's existing asphalt inventory (provided that the aggregate value of the items contributed pursuant to clauses (x) and (y) shall not exceed $10,000,000) and (iii) the annual cash contribution specified in clause 5 of such letter; and".

C. The reference in Section 5.14(a)(iv) of the Credit Agreement to "5 years" is deleted and replaced with "4 years".

D. The first sentence of Section 5.15 of the Credit Agreement is deleted in its entirety and the following shall be substituted therefor:

         "Neither the Company nor any Restricted Subsidiary will declare or make any Restricted Payment or make or acquire any Restricted Investment if, after giving effect thereto, the aggregate amount of all Restricted Payments declared or made and Restricted Investments made or acquired during the period commencing on the first day of the eleventh consecutive fiscal quarter most recently ended on or prior to the date on which such Restricted Payment is to be declared or made or such Restricted Investment is to be made or acquired (the DETERMINATION
         DATE) and ending on the determination date would exceed (i) the sum of
         (A) an amount equal to 50% of Consolidated Net Income for the period of 12 consecutive fiscal quarters most recently ended on or prior to the determination date plus (B) $10,000,000 or (ii) the aggregate amount of all Restricted Payments declared or made and Restricted Investments made or acquired during the then current fiscal year of the Company would exceed the Applicable Annual Limit."

REPRESENTATIONS AND WARRANTIES

3. Each of the Obligors represents and warrants to the Banks and the Agents that (unless specifically limited to an earlier date) the representations and warranties set forth in Section 4 of the Credit Agreement are true and complete on and as of the date hereof with the same force and effect as if made on and as of such date, and as if each reference in said Section 4 to "this Agreement" included reference to this Amendment No. 1.

CONDITIONS PRECEDENT

4. As provided in Section 2, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 1 by each of the parties hereto.

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ACKNOWLEDGEMENT OF OBLIGORS

5. Each Obligor hereby (a) agrees that each reference to the Credit Agreement and words of similar import in each Financing Document to which such Obligor is party shall be reference to the Credit Agreement as amended by this Amendment No. 1 and (b) confirms that its obligations under each Financing Document to which it is party remain in full force and effect after giving effect to the amendment of the Credit Agreement by this Amendment No. 1.

MISCELLANEOUS

6. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

HOLLY CORPORATION


By /s/ MATTHEW P. CLIFTON
  -----------------------
Title: President


NAVAJO REFINING COMPANY
BLACK EAGLE, INC.
NAVAJO CORP.
NAVAJO SOUTHERN, INC.
NAVAJO NORTHERN, INC.
LOREFCO, INC.
NAVAJO CRUDE OIL PURCHASING, INC.
NAVAJO HOLDINGS, INC.
HOLLY PETROLEUM, INC.
NAVAJO PIPELINE CO.
LEA REFINING COMPANY
NAVAJO WESTERN ASPHALT COMPANY


By /s/ MATTHEW P. CLIFTON
  -----------------------
Title:


MONTANA REFINING COMPANY, A PARTNERSHIP


By /s/ MATTHEW P. CLIFTON
  -----------------------
Title:


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CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By   /s/ MARYBETH ROSS
  --------------------------
Title:   MARYBETH ROSS
       AUTHORIZED SIGNATORY

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CIBC INC., as Collateral Agent,

By   /s/ MARYBETH ROSS
  --------------------------
Title:   MARYBETH ROSS
       AUTHORIZED SIGNATORY

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FLEET NATIONAL BANK, as Collateral Monitor and Documentation Agent

By /s/ CHRISTOPHER HOLMGREN
  --------------------------------------
Title: CHRISTOPHER HOLMGREN, Director


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CIBC WORLD MARKETS CORP., as Sole Lead Arranger and Bookrunner


By   /s/ MARYBETH ROSS
  --------------------------
Title:   MARYBETH ROSS
       AUTHORIZED SIGNATORY



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CANADIAN IMPERIAL BANK OF COMMERCE


By   /s/ MARYBETH ROSS
  --------------------------
Title:   MARYBETH ROSS
       AUTHORIZED SIGNATORY



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FLEET NATIONAL BANK

By /s/ CHRISTOPHER HOLMGREN
  --------------------------------------
Title: CHRISTOPHER HOLMGREN, Director




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THE BANK OF NOVA SCOTIA

By         /s/ F.C.H. ASHBY
  --------------------------------------
Title:         F.C.H. ASHBY
       Senior Manager Loan Operations



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MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By       /s/ JOHN KOWALCZUK
  --------------------------------------
Title:     Vice President


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NATIONAL BANK OF CANADA

By       /s/ [ILLEGIBLE]
  --------------------------------------
Title:     VP & Manager/VP



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